EXHIBIT 28(e)(ii)
AMENDED AND RESTATED EXHIBIT A
     THIS AMENDED AND RESTATED EXHIBIT A, dated as of June 11, 2010, is Exhibit A to that certain Underwriting Agreement dated as of July 19, 2007, between PFPC Distributors, Inc. and FundVantage Trust and is amended and restated for the addition of Boston Advisors Broad Allocation Strategy Fund, Polen Growth Fund, Olympia American Real Estate Fund, and DuPont Capital Emerging Markets Fund.
FUNDS
Cutwater Municipal Bond Inflation Protection Fund*
Cutwater High Yield Fund*
Cutwater Multi-Sector Inflation Protection Fund*
Cutwater Investment Grade Bond Fund*
Lateef Fund
Boston Advisors US Small Cap Equity Fund
Boston Advisors International Equity Fund
Boston Advisors Broad Allocation Strategy Fund
Corverus Strategic Equity Fund
WHV International Equity Fund
Pemberwick Fund
Private Capital Management Value Fund
Estabrook Value Fund
Estabrook Investment Grade Fixed Income Fund
Tax-Free Securities Fund
Tax-Free Short Intermediate Securities Fund
Polen Growth Fund

Olympia American Real Estate Fund
DuPont Capital Emerging Markets Fund

*  Prior to June 11, 2010, the Cutwater High Yield Fund, the Cutwater Multi-Sector Inflation Protection Fund, the Cutwater Investment Grade Bond Fund, and the Cutwater Municipal Bond Inflation Protection Fund were formerly known as the MBIA High Yield Fund, the MBIA Multi-Sector Inflation Protection Fund, the MBIA Core Plus Fixed Income Fund, and the MBIA Municipal Inflation Protection Fund, respectively

PFPC DISTRIBUTORS, INC.

By:

Name:

Title:

FUNDVANTAGE TRUST

By:

Name:

Title:

2